Exhibit 23.1

                       CONSENT OF BEARD MILLER COMPANY LLP


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 30, 2004, relating to the consolidated financial statements of Pennsylvania Commerce Bancorp, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                               /s/ Beard Miller Company LLP




Reading Pennsylvania
October 21, 2004